United Security Bancshares Declares Quarterly Cash Dividend

FRESNO, CA, December 17, 2025 - On December 16, 2025, the Board of Directors of United Security Bancshares (the “Company”) (NASDAQ: UBFO), the parent company of United Security Bank (the “Bank”), declared a regular quarterly cash dividend of $0.12 per share on the Company’s common stock. The dividend is payable on January 13, 2026, to shareholders of record as of December 26, 2025.

About United Security Bancshares
United Security Bancshares (NASDAQ: UBFO) is the holding company for United Security Bank, which was founded in 1987. United Security Bank is headquartered in Fresno, California, and operates 13 full-service branch offices in Fresno, Bakersfield, Campbell, Caruthers, Coalinga, Firebaugh, Fowler, Mendota, Oakhurst, San Joaquin, and Taft. Additionally, United Security Bank operates Commercial Real Estate Construction, Commercial Lending, and Consumer Lending departments. For more information, please visit www.unitedsecuritybank.com.

Cautionary Note Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements often include words such as “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could,” as well as the negative of such words. Forward-looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events, many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially, from those currently expected or projected in these forward-looking statements. In addition to factors disclosed in reports filed by CWBC and the Company with the SEC, risks and uncertainties for CWBC, the Company and the combined company that may cause actual results or outcomes to differ materially from those anticipated include, but are not limited to: (1) the possibility that any of the anticipated benefits of the proposed Merger will not be realized or will not be realized within the expected time period; (2) the risk that integration of the Company’s operations with those of CWBC will be materially delayed or will be more costly or difficult than expected; (3) the parties’ inability to meet expectations regarding the timing of the proposed Merger; (4) changes to tax legislation and their potential effects on the accounting for the Merger; (5) the inability to complete the proposed Merger due to the failure of the Company’s shareholders to adopt the Merger Agreement, or the failure of CWBC’s shareholders to adopt the Merger Agreement or to approve the issuance of CWBC’s common stock in connection with the Merger; (6) the failure to satisfy other conditions to completion of the proposed Merger, including receipt of required regulatory and other approvals; (7) the failure of the proposed Merger to close for any other reason; (8) diversion of management’s attention from ongoing business operations and opportunities due to the proposed Merger; (9) the challenges of integrating and retaining key employees; (10) the effect of the announcement of the proposed Merger on CWBC’s, the Company’s or the combined company’s respective customer and employee relationships and operating results; (11) the possibility that the proposed Merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (12) the dilution caused by CWBC’s issuance of additional shares of CWBC’s common stock in connection with the Merger; and (13) changes in the global economy and financial market conditions and the business, results of operations and financial condition of CWBC, the Company and the combined company. Please refer to each of CWBC’s and the Company’s Annual Reports on Form 10-K for the year ended December 31, 2024, as well as CWBC’s and the Company’s other filings with the SEC, for a more detailed discussion of risks, uncertainties, and factors that could cause actual results to differ from those discussed in the forward-looking statements.

Any forward-looking statement included in this report is based only on information currently available to management and speaks only as of the date on which it is made. Neither CWBC nor the Company undertakes any obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Additional Information and Where to Find It

CWBC will file a registration statement on Form S-4 with the SEC in connection with the proposed transaction. The registration statement will include a joint proxy statement of CWBC and the Company that also constitutes a prospectus of CWBC, which will be sent to the shareholders of CWBC and the Company. Before making any voting decision, the shareholders of CWBC and the Company are advised to read the joint proxy statement/prospectus when it becomes available because it will contain important information about CWBC, the Company and the proposed transaction. When filed, this document and other documents relating to the Merger filed by CWBC can be obtained free of charge from the SEC’s website at www.sec.gov. These documents also can be obtained free of charge by accessing CWBC’s website at ir.communitywestbank.com under the tab “Financials” and on the Company’s website at investors.unitedsecuritybank.com under the tab “Financials” and “SEC Filings.” Alternatively, these documents, when available, can be obtained free of charge from CWBC upon written request to Community West Bancshares, Attn: Investor Relations, 7100 N. Financial Dr., Suite 101, Fresno, CA 93720, or by calling (916) 235-4617 or from Company upon written request to United Security Bancshares, Attn: Investor Relations, 2126 Inyo St., Fresno, CA 93721, or by calling (559) 490-6261. The contents of the websites referenced above are not deemed to be incorporated by reference into the registration statement or the joint proxy statement/prospectus.

Participants in the Solicitation

This press release does not constitute a solicitation of a proxy, an offer to purchase or a solicitation of an offer to sell any securities. CWBC, the Company, and certain of their directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of CWBC and the Company in connection with the proposed Merger under SEC rules. Information about the directors and executive officers of CWBC and the Company will be included in the joint proxy statement/prospectus for the proposed transaction filed with the SEC. These documents (when available) may be obtained free of charge in the manner described above under “Additional Information and Where to Find It.”

Security holders may obtain information regarding the names, affiliations and interests of CWBC’s directors and executive officers in the definitive proxy statement of CWBC relating to its 2025 Annual Meeting of Shareholders filed with the SEC on April 4, 2025 and in CWBC’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 17, 2025. Security holders may obtain information regarding the names, affiliations and interests of the Company’s directors and executive officers in the definitive proxy statement of the Company relating to its 2025 Annual Meeting of Shareholders filed with the SEC on April 7, 2025 and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 20, 2025.

CONTACT: Dave Kinross
SVP CFO
United Security Bancshares
559-490-6261